Exhibit 99.1

TScan Therapeutics Announces Launch of $125 million Proposed

Public Offering

WALTHAM, Mass., April 16, 2024 (GLOBE NEWSWIRE) — TScan Therapeutics, Inc. (Nasdaq: TCRX), a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer, today announced that it has commenced an underwritten public offering of $125 million of shares of its voting common stock and, in lieu of voting common stock, to certain investors that so choose, pre-funded warrants to purchase shares of voting common stock. All shares of voting common stock and pre-funded warrants to be sold in the offering will be offered by TScan. TScan intends to grant the underwriters a 30-day option to purchase additional shares of its voting common stock in an amount equal to 15% of the securities offered in the public offering. The offering is subject to market, regulatory and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Morgan Stanley and TD Cowen are acting as joint book-running managers for the offering. LifeSci Capital is acting as Lead Manager, and BTIG, H.C. Wainwright & Co. and Needham & Company are each acting as co-managers for the offering.

The Company intends to use the net proceeds from the offering for general corporate purposes.

A registration statement on Form S-3 (File No. 333-277699) relating to these securities was filed with the Securities and Exchange Commission (the SEC) on March 6, 2024, and was declared effective by the SEC on April 12, 2024. The offering was made only by means of a preliminary prospectus supplement and accompanying filed with the SEC. A final prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC. These documents will be available for free on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, telephone: (866) 718-1649 or by emailing prospectus@morganstanley.com, or TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About TScan Therapeutics, Inc.

TScan is a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer. The Company’s lead TCR-T candidates, TSC-100 and TSC-101, are in development for the treatment of patients with hematologic malignancies to prevent relapse following allogeneic hematopoietic cell transplantation. The Company is also developing multiplexed TCR-T candidates for the treatment of various solid tumors. The Company has developed and continues to expand its ImmunoBank, the Company’s repository of therapeutic TCRs that recognize diverse targets and are associated with multiple HLA types, to provide customized multiplex therapeutic TCR-Ts for patients with a variety of cancers.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to TScan’s ability to complete the financing and its use of proceeds. These and other risks are discussed in TScan’s filings with the SEC, including, without limitation, its most recent Annual Report on Form 10-K, and its periodic reports on Form 8-K, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “advance,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Contacts

Heather Savelle

TScan Therapeutics, Inc.

VP, Investor Relations

857-399-9840

hsavelle@tscan.com

Melissa Forst

Argot Partners

212-600-1902

TScan@argotpartners.com